SPLIT-DOLLAR INSURANCE AGREEMENT
                        --------------------------------

         THIS AGREEMENT is made as of this 29th day of January, 1997, by and between MICROAGE, INC., a Delaware corporation (hereinafter referred to as "Corporation"), and ALAN P. HALD (hereinafter referred to as "Insured").

         WHEREAS, Insured plans to acquire insurance on his life of under a policy issued by Northwestern Mutual Life Insurance Company (hereinafter referred to as "Insurer"); and

         WHEREAS, Corporation wants to assist Insured by paying all premiums due on the policy; and

         WHEREAS, Insured will be the owner of the insurance policy and the policy will be assigned to Corporation as security for the repayment of the premiums which Corporation will pay when due on the policy;

         The parties, therefore, in consideration of the mutual promises contained herein, hereby agree as follows:

                                    ARTICLE I

         Insured plans to acquire from the Insurer a policy on the life of the Insured in the face amount of One Million Two Hundred Eighty Six Thousand Seven Dollars ($1,286,007) (hereinafter referred to as the "Policy"). The policy number, face amount and plan of insurance will be recorded on Schedule A attached to this Agreement and the Policy will then be subject to the terms of this Agreement. During the term of this Agreement, Corporation will not exercise nor withhold its consent to the exercise by Insured of any
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rights,  privileges or options  conferred by the terms of the Policy,  except as otherwise provided in Article V, paragraph C hereof.

                                   ARTICLE II

         All premiums due on the Policy which shall be Fifty-Six Thousand Five Hundred Fifty Dollars and One Cent ($56,550.01) per year, shall be paid by Corporation until the first to occur of (i) the death of the Insured, (ii) Insured's termination of employment with Corporation, or (iii) Corporation has paid fifteen (15) premium payments.

                                   ARTICLE III

         A. Insured shall execute and deliver a collateral assignment of the Policy to Corporation on a form approved by Insurer, as a security interest for the amounts paid by Corporation towards its share of the premiums to be paid on the Policy in accordance with Article II of this Agreement. In the event of the death of Insured pursuant to Article IV hereof, or in the event of the surrender or acquisition of the Policy pursuant to Article V hereof, such security interest shall be for an amount equal to the total premiums paid by the Corporation (less any outstanding loans to Corporation pursuant to Article III, paragraph B hereof).

         B. Corporation may not borrow against the Policy's loan value, without the prior written approval of Insured.

         C. Corporation shall pay all interest with respect to loans made pursuant to subparagraph B; provided, however, that no payment of interest shall constitute a premium payment under this Agreement.
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         D. The term  "net cash  surrender  value"  when used in this  Agreement shall mean the gross value as determined by Insurer less any outstanding loans made to Corporation and interest then due on such loans.

                                   ARTICLE IV

         In the event of the death of Insured, the proceeds of the Policy shall be divided into two parts and paid by Insurer as follows:

         Part A - This part shall be paid to Corporation in an amount equal to the Corporation's security interest in the Policy as determined pursuant to Article III, paragraph A hereof. Corporation shall supply Insurer with any information necessary for Insurer to determine such amount.

         Part B - The balance of the death benefit shall be paid to the beneficiary designated by the Insured.

                                    ARTICLE V

         A. The Insured may, at any time with the Corporation's prior written consent, surrender the Policy and receive the net cash surrender value thereof. Insured shall pay to Corporation an amount equal to Corporation's security interest in the Policy as determined in Article III, paragraph A hereof, or may authorize and instruct Insurer to pay such amount directly to Corporation.

         B. The Insured may acquire Corporation's interest in the Policy for an amount equal to the Corporation's security interest in the Policy as determined in Article III, paragraph A hereof upon the Insured's termination of employment with Corporation.
                                        3
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         C. Except as provided in the  collateral  assignment or as necessary to protect Corporation's security interest, Insured shall be entitled to exercise all of the rights available under the terms of the Policy, except the Insured may not assign or borrow on the Policy as long as a collateral assignment is in effect on the Policy.

                                   ARTICLE VI

         A. Subject to Article VI, paragraph B below, this Agreement shall terminate upon the occurrence of any of the following:

                  1. Surrender or acquisition of the Policy by Insured, pursuant to Article V of this Agreement.

                  2.       Cessation of the corporate business.

                  3.       Bankruptcy,    receivership    or    dissolution   of
                           Corporation.

                  4. The termination of Insured's employment with the Corporation.

                  5.       The death of Insured.

         B. If this  Agreement is terminated  pursuant to Article VI,  paragraph
A.2 or 3. above, Insured shall pay Corporation an amount equal to Corporation's security interest in the Policy as determined in Article III, paragraph A hereof. Upon receipt of such amounts, Corporation shall thereupon execute and deliver to Insured a release of the collateral assignment of the Policy.

         C. If this  Agreement is terminated  pursuant to Article VI,  paragraph
A.4 above, Insured shall pay Corporation an amount equal to Corporation's security interest in the Policy as determined in Article III, paragraph A above.
                                        4
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         D. If Insured does not remit the amounts described in paragraph B and C above, within thirty (30) days of the event described in Article VI, paragraph A.2, 3. or 4., then all obligations of Corporation under this Agreement shall be
terminated   and  Insured  shall   transfer  the  ownership  of  the  Policy  to
Corporation.

                                   ARTICLE VII

         Insurer is not a party to this Agreement and the obligations of Insurer are those set forth in the Policy.

                                  ARTICLE VIII

         This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns.

                                   ARTICLE IX

         This Agreement may be altered, amended or modified only by written instrument signed by Corporation and the Insured.

                                    ARTICLE X

         This Agreement shall be construed according to the laws of the State of Arizona.

                                   ARTICLE XI

         Insured may add a rider to the Policy for the benefit of his beneficiaries. Upon written request by Corporation, Insured will add a rider to the Policy for the benefit of Corporation. The additional premium for any rider which is added to the Policy will be paid by the party entitled to receive the proceeds of the rider.
                                        5
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                                   ARTICLE XII

         A. The party designated as the "named fiduciary" for the Split-Dollar Plan established by this Agreement shall have the authority to control and manage the operation and administration of such plan; provided, however, the Insurer shall be the fiduciary of the plan solely with regard to the review and final decision on a claim for benefits under its Policy as provided in Article XIII Claims Procedure, set forth below.

         B. The Fiduciary may allocate his responsibilities for the operation and administration of the Split-Dollar Plan, including the designation of persons to carry out fiduciary responsibilities under any such plan. He shall effect such allocation of his responsibilities by delivering to the Corporation a written instrument signed by him that specifies the nature and extent of the responsibilities allocated, including, the persons who are designated to carry out these fiduciary responsibilities under the Split-Dollar Plan, together with a signed acknowledgment of their acceptance.

                                  ARTICLE XIII

         The following claims procedure shall apply to the Split-Dollar Plan:

         A. The beneficiary of such Policy shall make a claim for the benefits provided under the Policy in the manner provided in the Policy.

         B. With respect to a claim for benefits under said Policy, the Insurer shall be the entity which reviews and makes decisions on claim denials.
                                        6
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         C.       If a claim  is  wholly  or  partially  denied,  notice  of the decision, meeting the requirements of paragraph D below, shall be furnished to the claimant within a reasonable period of time after the claim has been filed.

         D. The Insurer shall provide to any claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant, the following:

                  1.       The specific reasons for the denial;

                  2. Specific reference to the pertinent Policy or plan provisions on which the denial is based;

                  3. A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                  4. An explanation of the plan's claim review procedure, as set forth in paragraph E and F below.

         E. The purpose of the review procedure set forth in this paragraph and in paragraph F below, is to provide a procedure by which a claimant under the Split-Dollar Plan may have a reasonable opportunity to appeal a denial of a claim for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative:

                  1. May request a review upon written application to the Insurer;

                  2.       May review  pertinent  plan  documents or agreements;
                           and

                  3.       May submit issues and comments in writing.
                                        7
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                           A claimant  (or his duly  authorized  representative)
                  shall request a review by filing a written application for review at any time within sixty (60) days after receipt by the claimant of written notice of the denial of his claim.

         F. A decision on review of a denial of a claim shall be made in the following manner:

                  1. The decision on review shall be made by the Insurer, which may in its discretion hold a hearing on the denied claim. The Insurer shall make its decision promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

                  2. The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Policy or plan provision on which the decision is based.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          MICROAGE, INC., a Delaware Corporation

                                          By  /s/Jeffrey D. McKeever
                                              ----------------------------------
                                            Its Chairman and CEO
                                                --------------------------------

                                          By  /s/Alan P. Hald
                                              ----------------------------------
                                                      ALAN P. HALD
                                        8
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                                   SCHEDULE A

         Face Amount                                       $1,286,007

         Policy Number                                       13929759

         Plan of Insurance              The Northwestern Mutual Life Insurance
                                        Company

                           COLLATERAL ASSIGNMENT FORM


Appln. No., Contract No.                               Date this form is signed:
or Policy No.: 13929759                                January 29, 1997

Insured: ALAN P. HALD
Insurance Company:  The Northwestern Mutual Life Insurance Company

The undersigned request and direct the Insurance Company to make the provisions of this form a part of the policy.

All previous designations of payees are hereby revoked. It is hereby requested and directed that:


                                  BENEFICIARIES

(1) In the event of the death of the Insured, MicroAge, Inc., a Delaware corporation, or its successors ("Corporation"), will be the direct beneficiary of an amount equal to the premiums paid to the Insurance Company by Corporation for the Policy. In the event of Corporation's cessation of business, bankruptcy, receivership or dissolution, Corporation will be the direct beneficiary of an amount equal to the premiums paid to the Insurance Company by Corporation for the Policy.

In the event of termination of Insured's employment or the surrender or the acquisition of the Policy, Corporation will be the direct beneficiary of the premiums paid to the Insurance Company by Corporation for the Policy.

Any indebtedness by Corporation to the Insurance  Company will be deducted first
from  the  share  of  the  proceeds   payable  to  said  Corporation  as  direct
beneficiary.

It is understood and agreed that the Insurance Company will have the right to rely on any statement signed by said Corporation setting forth said Corporation's share of the premium payments referred to above, and any decision made by Insurance Company in reliance upon such statement will be conclusive and will fully protect the Insurance Company.

(2) KATHLEEN T. HALD if living and married to the Insured on his date of death will be the direct beneficiary of any remaining proceeds, and if she is either not married to Insured or living on Insured's date of death, the proceeds will be payable to Insured's estate.
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The Insurance Company will be fully discharged of liability for any action taken by the Insured and for all amounts paid to, or at the direction of, the insured and will have no obligation as to the use of the amounts. In all dealings with the Insured, the Insurance Company will be fully protected against the claims of every other person. The Insurance Company will not be charged with notice of a change of beneficiary unless written evidence of the change is received at the Insurance Company's Home Office.

                                    OWNERSHIP

(3) The owner of the Policy shall be the Insured. The Insured alone may exercise all the rights and privileges specified in the Policy, except the Insured may not assign or borrow on the Policy as long as this Collateral Assignment is in effect. Corporation may assign or borrow against the Policy loan value only with the prior written approval of the Insured.


                      MODIFICATION OF ASSIGNMENT PROVISIONS

Upon death of the Insured, the interest of any collateral assignee of Corporation will be limited to the portion of the proceeds described in (1) above.

                                     MICROAGE, INC., a Delaware corporation


                                     By  /s/Jeffrey D. McKeever
                                         ----------------------------------
                                                  Officer


                                         /s/ Alan P. Hald
                                         ----------------------------------
                                                 ALAN P. HALD